Exhibit 10.13

ACKNOWLEDGMENT OF GUARANTOR

BSST LLC hereby acknowledges that (a) it previously entered into a Guaranty dated October 28, 2005 in favor of Bank with respect to the obligations of Company and (b) Company and Bank have executed an Amendment dated as of date hereof (the “Amendment”) to such Credit Agreement (the Credit Agreement as amended thereby, the “Amended Credit Agreement”). BSST LLC hereby ratifies and confirms its obligations under the Amended Credit Agreement and the Guaranty, and agrees that the Guaranty remains in full force and effect after giving effect to the effectiveness of the Amendment, that BSST LLC’s obligations thereunder are not subject to any defense, offset or counterclaim and that, upon such effectiveness, all references in such Amended Credit Agreement and the Guaranty to the “Credit Agreement” shall be references to the Amended Credit Agreement. Capitalized terms not otherwise defined herein will have the meanings given in the Amended Credit Agreement. This acknowledgment shall be governed by and construed in accordance with the laws of, and be enforceable in, the State of Michigan.

BSST LLC

By:	/s/ Sandy Grouf
Its:	Chief Financial Officer

Dated: April 29, 2008